VISUAL DATA CORPORATION
                                       AND
                          INTERWEST TRANSFER CO., INC.



                                WARRANT AGREEMENT


                             DATED AS OF JUNE , 1997

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PARTIES....................................................................  1

RECITALS...................................................................  1

   Section 1.  Appointment of Warrant Agent................................  1
   Section 2.  Form of Warrant.............................................  1
   Section 3.  Countersignature and Registration...........................  1
   Section 4.  Transfers and Exchanges.....................................  2
   Section 5.  Exercise of Warrants........................................  2
   Section 6.  Payment of Taxes............................................  3
   Section 8.  Reservation of Common Stock.................................  4
   Section 9.  Warrant Price...............................................  4
   Section 10.  Adjustments................................................  4
   Section 11.  Fractional Interest........................................  8
   Section 13.  Disposition of Proceeds on Exercise of Warrants............ 10
   Section 14.  Merger or Consolidation or Change of Name of Warrant Agent. 10
   Section 15.  Reorganization of the Company.............................. 10
   Section 16.  When Issuance or Payment May Be Deferred................... 11
   Section 17.  Redemption................................................. 11
   Section 18.  Duties of Warrant Agent.................................... 12
   Section 19.  Change of Warrant Agent.................................... 14
   Section 20.  Identity of Transfer Agent................................. 15
   Section 21.  Notices.................................................... 15
   Section 22.  No Stockholder Rights...................................... 15
   Section 23.  Supplements and Amendments................................. 15
   Section 24.  Successors................................................. 16
   Section 25.  Governing Law.............................................. 16
   Section 26.  Benefits of This Agreement................................. 16
   Section 27.  Counterparts............................................... 16

EXHIBIT A -       (Form of Common Stock Purchase Warrant, including
                  election to Purchase and Assignment).....................A-1

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT dated as of June , 1997, between Visual Data Corporation, a Florida corporation (hereinafter called the "Company"), Noble International Investments, Inc. (the "Representative") and Interwest Transfer Co., Inc., as warrant agent (hereinafter called the "Warrant Agent").

         WHEREAS, the Company proposes to issue and sell up to an aggregate of 1,150,000 Redeemable Common Stock Purchase Warrants, each Warrant entitling the registered holder thereof to purchase one share of Common Stock (the "Warrants"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         Section 1.  APPOINTMENT OF WARRANT AGENT.

         The Company hereby appoints the Warrant Agent to act as Agent for the Company in accordance with the instructions hereinafter set forth in this Agreement and the Warrant Agent hereby accepts such appointment.

         Section 2.  FORM OF WARRANT.

         The certificates evidencing the Warrants (the "Warrant Certificates") and the form of election to purchase shares to be printed on the reverse thereof shall be substantially as set forth in Exhibit "A" attached hereto. The per share warrant price and the number of shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice President of the Company, attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         Warrants shall be dated as of the date of issuance by the Warrant Agent either upon initial issuance or upon transfer or exchange.

         Section 3.  COUNTERSIGNATURE AND REGISTRATION.

         The Warrant Agent shall maintain books for the transfer and registration of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof. The Warrants shall be countersigned manually or by facsimile by the Warrant Agent (or by any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be so countersigned, however, by the Warrant Agent (or by its successor as warrant agent) and be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature or delivery, provided such persons were proper officers of the Company at the time of such original signing. The Warrant Agent shall deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof.

         Section 4.  TRANSFERS AND EXCHANGES.

         The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time upon request. Warrant Certificates may be exchanged at the option of the holder thereof, when surrendered at the office of the Warrant Agent, for another Warrant Certificate, or other Warrant Certificate of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock. Warrant Certificates surrendered for exchange shall be canceled by the Warrant Agent and delivered to the Company from time to time upon request.

         Section 5.  EXERCISE OF WARRANTS.

         (a) Subject to the provisions of this Agreement, each registered holder of Warrants shall have the right, which may be exercised commencing at the opening of business New York City time on December , 1997 and terminating at 5:00 p.m., New York City time, on December
  , 2002 (the "Expiration Date"), to purchase from the Company (and the Company shall issue and sell to such registered holder of Warrants) the number of fully paid and non-assessable shares of Common Stock which the holder may at the time be entitled to receive, upon surrender to the Company at the office of the Warrant Agent of the Warrant Certificates evidencing such Warrants, with the form of election to purchase on the reverse thereof duly filled in and executed, and upon payment to the Company of the Warrant Price, determined in accordance with the provisions of Sections 9 and 10 of this Agreement, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash or by certified check or bank draft payable, in United States dollars, to the order of the Company. No adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of any warrant of the Company outstanding on the date hereof. Subject to Section 6, upon such surrender of the Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch, upon the written order of the registered holder of such

Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants. No fractional shares of Common Stock will be issued. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the shares of Common Stock or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the shares in respect to which such Warrants are then exercised shall be deemed to have been issued as of the date on which such books shall be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered holders thereof, either as an entirety or from time to time for part only of the shares specified therein and, in the event that any Warrant is exercised in respect of fewer than all of the shares specified therein at any time prior to the Expiration Date, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued to such registered holder for the remaining number of shares specified in the Warrant so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrants pursuant to the provisions of this Section and of Section 3 of this Agreement; and the Company, whenever requested by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. After the respective Expiration Dates of the Warrants any such Warrants which have not been exercised shall be void.

         (b) If at the time of exercise of any Warrant after June , 1998 (I) the Market Price of the Company's Common Stock is equal to or greater than the then Warrant Price, (ii) the exercise of the Warrant is solicited by the Representative at such time while the Representative is a member of the National Association of Securities Dealer, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangements is made in documents provided to the holders of the Warrants, and (v) the solicitation of the exercise of the Warrant is not in violation of Regulation M (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Representative shall be entitled to receive from the Company upon the exercise of each Warrant(s) so exercised a fee of seven percent (7%) of the aggregate price of the Warrants so exercised (the "Exercise Fee"). The procedures for payment of a warrant solicitation fee are set forth in Section 5(c) below.

         (c) (1) Within five (5) days of the last day of each month commencing June , 1998, the Warrant Agent will notify the Representative of each Warrant certificate which has been properly completed for exercise by the holders of Warrants during the last month. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant certificate has been properly completed. The Warrant Agent will provide the Representative with such information, in connection with the exercise of each Warrant, as the Representative shall reasonably request.

                  (2) The Company hereby authorizes and instructs the Warrant Agent to deliver to the Representative the Exercise Fee promptly after receipt by the Warrant Agent from the Company of a check payable to the Representative of the Exercise Fee. The Warrant Agent shall not issue the shares of Common Stock issuable upon exercise of the Warrants until receipt and forwarding of such check to the Representative. In the event that an Exercise Fee is paid to the Representative with respect to a Warrant which the Company or the Warrant Agent determines is not properly completed for exercise or in respect of which the Representative is not entitled to an Exercise Fee, the Representative will return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company.

         The Underwriter and the Company may at any time, after June , 1998, and during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of Warrants. Notwithstanding any provision to the contrary, the provisions of Sections 5(b) and 5(c) may not be modified, amended or deleted without the prior written consent of the Representative.

         Section 6.  PAYMENT OF TAXES.

         The Company will pay any documentary stamp taxes attributable to the initial issuance of Common Stock upon the exercise of the Warrants by the registered holder thereof; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect to any transfer of a Warrant or in respect to any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of Warrants in respect of which such shares are issued, and in such case neither the Company nor the Warrant Agent shall be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company or Warrant Agent the amount of such tax or has established to the Company's and to the Warrant Agent's satisfaction that such tax has been paid.

         Section 7.  MUTILATED OR MISSING WARRANTS.

         In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall then countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and, in the case of a lost, stolen or destroyed Warrant Certificate, indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such reasonable charges as the Company or the Warrant Agent may prescribe.

         Section 8.  RESERVATION OF COMMON STOCK.

         There has been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of the authorized and unissued shares of Common Stock, or its authorized and issued Common Stock held in its Treasury, a number of shares sufficient to satisfy any obligation to issue shares of Common Stock upon the exercise of the Warrants; and the Transfer Agent for the shares of Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrants shall be, at the time of delivery of the certificates for such shares of Common Stock, duly authorized, validly issued and outstanding, fully paid and non-assessable. The Company will keep a copy of this Agreement on file with the Transfer Agent for the shares of Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company, and such canceled Warrants shall constitute sufficient evidence of the number of shares of Common Stock which have been issued upon the exercise of such Warrants. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company as to the total aggregate amount of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants which shall have expired.

         Section 9.  WARRANT PRICE.

         The Warrant Price at which Common Stock shall be purchasable pursuant to the Warrants shall be $6.00 per share. The Warrant Price is subject to adjustment, as provided in Section 10 hereof.

         Section 10.  ADJUSTMENTS.

         Any and all of the shares of the Common Stock of the Company which may be acquired by a Warrant holder or his registered assigns as a result of the exercise, in whole or in part, of this Warrant, shall be subject to the antidilution adjustments set forth below. It is expressly understood that the Warrant Price set forth below (before giving effect to any adjustments) shall mean $6.00 per share of Common Stock.

         (a) In case the Company shall (i) declare a dividend on its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Warrant Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the warrantholder shall be entitled to receive the kind and aggregate number of shares of Common Stock which it would have owned or would have been entitled to receive after the happening of any of the events described above on any record date with respect thereto, if this Warrant had been exercised immediately prior to such time such dividend, subdivision, combination or reclassification occurred. Such adjustment shall be made successively whenever any event listed above shall occur. If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Warrant Price between the classes of capital stock. After such allocation, the exercise privilege and the Warrant Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

         (b) Whenever the Warrant Price payable upon exercise of this Warrant is adjusted pursuant to paragraph (a) above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Warrant Price in effect on the date immediately preceding such event and dividing the product so obtained by the Warrant Price, as adjusted.

         (c) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price, provided, however, that any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be. Anything in this Section 10 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Warrant Price, in addition to those required by this Section 10, as it, in its discretion, shall determine to be advisable in order that any share, dividend or subdivision of Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

         (d) Whenever the Warrant Price is adjusted, as herein provided, the Company will promptly prepare a certificate signed by the President and Chief Financial Officer of the Company setting forth (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock or other securities purchasable upon exercise of the Warrant after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with its Warrant Agent, if any has been appointed, and cause a brief summary thereof to be sent by ordinary first class mail to the warrantholder, at his last address as it shall appear in the Warrant Register. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 10, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (e) The form of Warrants need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Warrant Price and the same number of shares as is stated in such Warrants initially issued pursuant to this agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrants that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

         Section 11.  FRACTIONAL INTEREST.

         The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise Warrants so presented. If any fraction of a share would, except for the provisions of this Section 11, be issuable upon exercise of a Warrant, the Company shall pay an amount in cash equal to the Warrant Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

         Section 12.  NOTICES TO WARRANTHOLDERS.

         Upon any adjustment of the Warrant Price and the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall also publish such notice once in an Authorized Newspaper. For the purposes of this Agreement, an "Authorized Newspaper" shall mean a newspaper customarily published on each business day, in one or more morning editions or one or more evening editions, or both (and whether or not it shall be published in Saturday and Sunday editions or on holidays), printed in the English language and of general circulation in the City of New York State of New York. Failure to give or publish such notice, or any defect therein, shall not affect the legality of validity of the subject adjustments.

         Section 13.  DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS.

         (a) The Warrant Agent shall promptly forward to the Company all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

         (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours.

         Section 14.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT
AGENT.

         (a) Any corporation or company which may succeed to the business of the Warrant Agent by any merger or consolidation or otherwise to which the Warrant Agent shall be a party, or any corporation or company succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18 of this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent shall countersign such Warrants in its own name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         Section 15.  REORGANIZATION OF THE COMPANY.

         If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in Section 10 hereof. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement or the primary exchange on which the Common Stock is traded. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this subsection 15 applies, subsection (a) of
Section 10 shall not apply.

         Section 16.  WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.

         In any case in which Section 10 hereof shall require that an adjustment in the Warrant Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (I) issuing to the holder of any Warrant exercised after such record date the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Warrant Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to section 12; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         Section 17.  REDEMPTION.

         (a) Commencing six (6) months after the date of the issuance of this Warrant and on not less than thirty (30) days notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $.05 per Warrant, provided the Market Price of the Common Stock receivable upon exercise of the Warrant shall have equal or exceed $7.20 per share (the "Target Price"), subject to adjustment as set forth in Section 17(f) below. "Market price" for the purpose of this Section 17 shall mean the closing bid prices for twenty (20) consecutive trading days, ending on the thirty (30) days prior to the date of the notice of redemption of the Common Stock, as reported by the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ") or the principal exchange on which the Company's Common Stock is then traded.

         (b) In the event the conditions set forth in subparagraph 17(a) are met, and the Company shall desire to exercise its right so to redeem the Warrants, it shall mail a notice of redemption to the holders of the Warrants to be redeemed, first class, postage prepaid, not later than the twentieth day before the date fixed for redemption, at his/her last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

         (c) The notice of redemption shall specify the (i) redemption price,
(ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately proceeding the date fixed for redemption. The date fixed for redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (a) to whom notice was not mailed; or (b) whose notice was defective. An affidavit of the Secretary of an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (d) Except as provided herein, any right to exercise a Warrant shall terminate at 5:00 p.m. (New York time) on the business day immediately proceeding the Redemption Date.

On and after the Redemption Date. On and after the Redemption Date, the Warrantholders shall have no further rights except to receive, upon surrender of the Warrant, the redemption price.

         (e) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such holder a sum in cash equal to the redemption price of each such Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

         (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionately adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

         Section 18.  DUTIES OF WARRANT AGENT.

         The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements of fact and recitals contained herein and in the Warrants shall be taken as statements of the Company; and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent and assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

         (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, willful misconduct or bad faith.

         (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expenses unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

         (g) The Warrant Agent and any stockholder, director, officer, partner or employee of the Warrant Agent may buy, sell or deal in the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (h) The Warrant Agent shall act hereunder solely as agent and not in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, willful misconduct or bad faith.

         (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

         (j) Any request, direction, election, order or demand of the Company shall be sufficiently evidenced by an instrument signed in the name of the Company by its President or Vice President or its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Warrant Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

         Section 19.  CHANGE OF WARRANT AGENT.

         The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and to the holders of the Warrants notice by mailing such notice to the holders at their addresses appearing on the Warrant register, of such resignation, specifying a date when such resignation shall take effect. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company and by like mailing of notice to the holders of Warrants. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state in the United States of America. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent all canceled Warrants, records and property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file or mail any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

         Section 20.  IDENTITY OF TRANSFER AGENT.

         Forthwith upon the appointment of any Transfer Agent for the shares of Common Stock or of any subsequent transfer agent for shares of Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company shall file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

         Section 21.  NOTICES.

         Any notice pursuant to this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made if sent by prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  Visual Data Corporation
                  1600 South Dixie Highway
                  Suite 3-A
                  Boca Raton, FL  33432

         Any notice pursuant to this Agreement to be given or made by the Company or by the registered holder of any Warrant to or on the Warrant Agent shall be sufficiently given or made if sent by first-class mail of the United States Postal Service, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

                  Interwest Transfer Co., Inc.
                  1981 East Murray Holladay Road
                  Suite 100
                  Salt Lake City, UT  84117

         Section 22.  NO STOCKHOLDER RIGHTS.

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

         Section 23.  SUPPLEMENTS AND AMENDMENTS.

         The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interest of the holders of Warrants.

         Section 24.  SUCCESSORS.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 25.  GOVERNING LAW.

         This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the internal laws of said State applicable to agreements and instruments made and to be performed entirely in such state without giving effect to the conflicts of law principles thereof.

         Section 26.  BENEFITS OF THIS AGREEMENT.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

         Section 27.  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   VISUAL DATA CORPORATION

                                   By:
                                      --------------------------------------


                                   INTERWEST TRANSFER CO., INC.


                                   By:
                                      --------------------------------------

                                                                       EXHIBIT A

                      [FORM OF FACE OF WARRANT CERTIFICATE]

No.___                             ____ Warrants

                              VOID AFTER ___, 200__

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                             VISUAL DATA CORPORATON

         This certifies that FOR VALUE RECEIVED, ____________________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant represented hereby entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement of even date herewith (the "Warrant Agreement"), one fully paid and nonassessable share of Common Stock, par value $.0001 per share ("Common Stock"), of VISUAL DATA CORPORATION, a Florida corporation (the "Company"), at any time commencing _______________, 199__, and expiring on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse side hereof duly executed, at the corporate office of Interwest Transfer Co., Inc., as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 per share (subject to adjustment) (the "Purchase Price") in the lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby is subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Expiration Date" shall mean 5:00 p.m. (Florida time) on _______, 200__, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of Florida be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (Florida time) the next following day which in the State of Florida is not a holiday or a day on which banks are authorized to be closed.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has filed a registration statement registering the offer and sale of the Warrants and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. The Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment, with the appropriate transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         The Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant at any time commencing six
(6) months from the date of the Company's Prospectus, upon thirty (30) days' prior written notice, if (i) the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, the Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $7.20 per share for any twenty (20) consecutive trading days ending within thirty (30) days prior to the date of the notice of redemption. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented hereby except to receive the $.05 per Warrant upon surrender of this Warrant Certificate. Upon thirty (30) days' prior written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants in compliance with the requirements of Rule 13e-4 to the extent applicable.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                                         VISUAL DATA CORPORATION


Dated__________________, 199__                       By:
                                                        -----------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------

                                                     By:
                                                        -----------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                          ---------------------

[corporate seal]


Countersigned:

INTERWEST TRANSFER CO., INC.,
as Warrant Agent

By:
  ---------------------------
   Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise ____________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

            ----------------------------------------------------------

            ----------------------------------------------------------

            ----------------------------------------------------------

            ----------------------------------------------------------
                     [please print or type name and address]

and be delivered to

            ----------------------------------------------------------

            ----------------------------------------------------------

            ----------------------------------------------------------

            ----------------------------------------------------------
                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:                                                X
     -----------------------                           -------------------------
                                                               Signature
                                                       -------------------------

                                                       -------------------------
                                                                 Address

                        ---------------------------------
                         Taxpayer Identification Number

                        ---------------------------------
                              Signature Guaranteed

                        ---------------------------------


 THE SIGNATURE TO THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

 FOR VALUE RECEIVED, _________________hereby sells, assigns and transfers unto

                        PLEASE INSERT SOCIAL SECURITY OR
                     OTHER IDENTIFYING NUMBER OF TRANSFEREE

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------

                    ----------------------------------------
                     [please print or type name and address]

___________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:                                               X
     --------------------------                       --------------------------
                                                               Signature

                                                     ---------------------------


                                                     ---------------------------
                                                               Address


                        ---------------------------------
                         Taxpayer Identification Number

                        ---------------------------------
                              Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.